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                                  EXHIBIT 21
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                          SUBSIDIARIES OF REGISTRANT

NAME OF SUBSIDIARY              STATE OR OTHER           OTHER NAMES UNDER
                                JURISDICTION OF          WHICH SUBSIDIARY
                                INCORPORATION OR         DOES BUSINESS
                                ORGANIZATION
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ICS Techologies, Inc.           Delaware                      N/A


ICST, Inc.                      Pennsylvania                  N/A


Integrated Circuit
Systems PTE Ltd.                Singapore                     N/A